EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Service 1st Bancorp's 1999 Stock Option Plan of our report dated February 6, 2003, relating to the financial statements of Service 1st Bank for the years ended December 31, 2002 and 2001, included in its Registration Statement on Form S-4EF, No. 333-104244, filed with the Securities and Exchange Commission on April 1, 2003.



                                       /s/ VAVRINEK, TRINE, DAY & CO., LLP

Laguna Hills, California
July 25, 2003


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